As filed with the Securities and Exchange Commission on August 4, 2017

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

GOLDEN OCEAN GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Golden Ocean Group Limited Par-la-Ville Place 14 Par-la-Ville Road Hamilton HM 08 Bermuda (441) 295-6935	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Shares, par value $0.05 per share, to be offered by the Selling Shareholders	14,500,000	(1)	$110,345,000	(2)	12,788.99	(2)

1.
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the common shares being registered hereunder include such indeterminate amount of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

2.
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the registrant's common shares as reported on the Nasdaq Global Select Market on August 1, 2017.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.
Prospectus
Subject to completion, dated August 4, 2017

14,500,000 of our Common Shares
Offered by the Selling Shareholders

Golden Ocean Group Limited
The selling shareholders named in the section entitled "Selling Shareholders" of this prospectus, or their respective donees, pledgees, transferees, distributees, or other successors in interest, whom we refer to collectively as the Selling Shareholders, may sell, in one or more offerings pursuant to this registration statement, up to 14,500,000 of our common shares that were previously issued to the Selling Shareholders in connection with the memoranda of agreement dated March 14, 2017 with Quintana Shipping Ltd., or Quintana, and its subsidiaries, pursuant to which we acquired Quintana's 14-vessel fleet, or the Quintana Acquisition. The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of these common shares, including on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution" beginning on page 13. Information on the Selling Shareholders and the times and manners in which they may offer and sell our common shares are described under the sections entitled "Selling Shareholders" and "Plan of Distribution" in this prospectus.  While we will bear all costs, expenses and fees in connection with the registration of the common shares, we will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.
Our common shares are currently listed on the NASDAQ Global Select Market, or the NASDAQ, under the symbol "GOGL" and on the Oslo Stock Exchange, or OSE, under the ticker code "GOGL". The last reported sale price of our common shares on NASDAQ was $7.47 per share on August 3, 2017.
The common shares to be sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page 6 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2017.

TABLE OF CONTENTS
Page
PROSPECTUS SUMMARY	1
THE OFFERING	5
RISK FACTORS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
PRICE RANGE OF COMMON STOCK	9
USE OF PROCEEDS	10
CAPITALIZATION	11
ENFORCEMENT OF CIVIL LIABILITIES	12
PLAN OF DISTRIBUTION	13
SELLING SHAREHOLDERS	15
DESCRIPTION OF CAPITAL STOCK	16
EXPENSES	22
LEGAL MATTERS	22
EXPERTS	22
WHERE YOU CAN FIND ADDITIONAL INFORMATION	22

i

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to United States dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States. "NOK" refers to the Norwegian Krone, which is the lawful currency of Norway.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. The Selling Shareholders may sell in one or more offerings pursuant to this registration statement up to 14,500,000 of our common shares that were previously issued to the Selling Shareholders in connection with the Quintana Acquisition. This prospectus provides you with a general description of the securities that the Selling Shareholders may offer. We may provide you with a prospectus supplement to this prospectus that will provide updated information if required whenever the Selling Shareholders offers our common shares pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, other than in cases where the BMA has granted a general permission.  The BMA in its policy dated June 1, 2005 provides that, where any equity securities of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed.  The NASDAQ is deemed to be an appointed stock exchange under Bermuda Law.  In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus of the registration statement of which it forms part. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013.  Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.

ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless the context otherwise requires, as used in this prospectus, the terms "Company," "we," "us," and "our" refer to Golden Ocean Group Limited and all of its subsidiaries as of the date of this prospectus. "Golden Ocean Group Limited" refers only to Golden Ocean Group Limited and not its subsidiaries as of the date of this prospectus.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
The Company
We are an international shipping company that owns and operates a fleet of dry bulk vessels, comprising Newcastlemax, Capesize, Kamsarmax, Panamax and Supramax vessels. Our vessels transport a broad range of major and minor bulk commodities, including ores, coal, grains and fertilizers, along worldwide shipping routes.
We were originally established for the purpose of owning and operating five very large crude oil carriers and, as a result of vessel disposals, acquisitions and corporate transactions, have become the owner and operator of our dry bulk vessel fleet. On September 18, 1996, we were incorporated in Bermuda under the name Knightsbridge Tankers Limited as an exempted company pursuant to the Bermuda Companies Act 1981. In October 2014, we changed our name to Knightsbridge Shipping Limited, and following the completion of the merger with the former Golden Ocean Group Limited on March 31, 2015, we changed our name to Golden Ocean Group Limited. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number at this location is +1 (441) 295-6935.
Our common shares commenced trading on the NASDAQ Global Select Market in February 1997 and currently trade under the symbol "GOGL". We obtained a secondary listing on the OSE in April 2015.
As of August 3, 2017, we owned 66 dry bulk carriers and had contracts for six newbuildings. In addition, we had ten vessels chartered-in (of which eight are chartered in from Ship Finance International Limited, or Ship Finance, and two are chartered in from third parties) and one vessel is owned through a joint venture 50% owned by us.  Thirteen of our vessels were chartered out on fixed rate time charters and the remainder operated in the spot market or are fixed on index-linked time charter contracts.

Our Fleet

The following table summarizes key information about our fleet of vessels and newbuildings as of August 3, 2017:
Vessel	Built	DWT	Flag	Type of Employment
Newcastlemax – owned tonnage
Golden Gayle	2011	206,565	MI	Index linked time charter (1)
Golden Scape	2016	210,000	HK	Spot market with RSA (2)
Golden Swift	2016	210,000	HK	Spot market with RSA
Capesize – owned tonnage
Golden Feng	2009	169,232	MI	Spot market with RSA
Golden Shui	2009	169,333	MI	Spot market with RSA
Golden Myrtalia	2011	177,979	MI	Index linked time charter (1)
KSL Salvador	2014	180,958	HK	Index linked time charter
KSL San Francisco	2014	181,066	HK	Index linked time charter
KSL Santiago	2014	181,020	HK	Index linked time charter
KSL Santos	2014	181,055	HK	Time charter (expires Feb 2018)
KSL Sapporo	2014	180,960	HK	Spot market with RSA
KSL Seattle	2014	181,015	HK	Index linked time charter
KSL Singapore	2014	181,062	HK	Index linked time charter
KSL Sydney	2014	181,000	HK	Index linked time charter
Golden Anastasia	2014	179,189	MI	Index linked time charter (1)
Golden Houston	2014	181,214	MI	Index linked time charter (1)
Golden Kaki	2014	180,560	MI	Spot market with RSA
Golden Amreen	2015	179,337	MI	Index linked time charter (1)
KSL Sakura	2015	181,062	HK	Index linked time charter
Golden Kathrine	2015	182,486	HK	Spot market with RSA
KSL Seoul	2015	181,010	HK	Index linked time charter
KSL Seville	2015	181,062	HK	Index linked time charter
KSL Stockholm	2015	181,055	HK	Index linked time charter
Golden Aso	2015	182,472	HK	Time charter (expires Jan 2018)
Golden Finsbury	2015	182,418	HK	Spot market with RSA
Golden Barnet	2016	180,355	HK	Spot market with RSA
Golden Bexley	2016	180,209	HK	Spot market with RSA
Golden Fulham	2016	182,481	HK	Spot market with RSA
Golden Surabaya	2017	180,000	HK	Spot market with RSA
Golden Savannah	2017	180,000	HK	Spot market with RSA
Capesize – Time chartered-in from Ship Finance
Battersea	2009	169,500	MI	Spot market with RSA
Belgravia	2009	169,500	MI	Spot market with RSA
Golden Future	2010	176,000	HK	Spot market with RSA
Golden Zhejiang	2010	176,000	HK	Spot market with RSA
KSL China	2013	179,000	MI	Spot market with RSA
Golden Magnum	2009	179,788	HK	Spot market with RSA
Golden Beijing	2010	176,000	HK	Spot market with RSA
Golden Zhoushan	2011	175,834	HK	Spot market with RSA
Owned through a joint venture
Golden Opus (3)	2010	180,716	HK	Spot market with RSA
Capesize – newbuilding
Golden Cirrus	2018	180,000	N/A	N/A
Golden Arcus	2018	180,000	N/A	N/A
Golden Cumulus	2018	180,000	N/A	N/A
Golden Incus	2018	180,000	N/A	N/A
Golden Calvus	2018	180,000	N/A	N/A
Golden Nimbus	2018	180,000	N/A	N/A
Post Panamax – owned tonnage
Golden Sue	2013	83,789	MI	Index linked time charter
Golden Deb	2014	84,970	MI	Index linked time charter
Golden Kennedy	2015	83,789	MI	Index linked time charter
Kamsarmax – owned tonnage
Golden Eminence	2010	79,463	HK	Spot market
Golden Empress	2010	79,463	HK	Time charter (expires 2021)
Golden Endeavour	2010	79,454	HK	Time charter (expires 2020)
Golden Endurer	2011	79,474	HK	Time charter (expires 2020)
Golden Enterprise	2011	79,463	HK	Spot market
Golden Jake	2011	82,188	MI	Spot market
Golden Arion	2011	82,188	MI	Index linked time charter
Golden Ioanari	2011	81,827	MI	Index linked time charter
Golden Keen	2012	81,586	MI	Index linked time charter
Golden Daisy	2012	81,507	MI	Spot market
Golden Ginger	2012	81,487	MI	Spot market
Golden Rose	2012	81,585	MI	Time charter (expires Feb 2018)
Kamsarmax - Leased from third party
Golden Eclipse (4)	2010	79,600	HK	Time charter (expires 2020)

Ice class Panamax – owned tonnage
Golden Ice	2008	75,500	HK	Spot market
Golden Opportunity	2008	75,500	HK	Spot market
Golden Saguenay	2008	75,500	HK	Spot market
Golden Strength	2009	75,500	HK	Spot market
Golden Suek	2011	74,849	HK	Spot market
Golden Bull	2012	75,000	HK	Time charter (expires Sep 2017)
Golden Brilliant	2013	74,500	HK	Spot market
Golden Diamond	2013	74,500	HK	Spot market
Golden Pearl	2013	74,186	HK	Spot market
Golden Ruby	2014	74,052	HK	Spot market
Golden Amber	2017	74,500	MI	Spot market
Golden Opal	2017	74,500	MI	Spot market
Panamax – owned tonnage
Golden Shea	2007	76,937	MI	Index linked time charter
Supramax – owned tonnage
Golden Aries	2015	63,605	HK	Supramax pool (external)
Golden Cecilie	2015	60,263	HK	Supramax pool (external)
Golden Cathrine	2015	60,000	HK	Supramax pool (external)
Golden Gemini	2015	63,605	HK	Supramax pool (external)
Golden Taurus	2015	64,000	HK	Supramax pool (external)
Golden Leo	2016	63,800	HK	Supramax pool (external)
Golden Libra	2017	63,800	HK	Spot market
Golden Virgo	2017	63,800	HK	Supramax pool (external)
Supramax - Time chartered-in from third party
Golden Hawk	2015	58,000	PAN	Supramax pool (external)

(1)	Vessel currently on a fixed rate period expiring December 2017 under the contract.
(2)	RSA means Revenue Sharing Agreement.
(3)	This vessel is owned through a joint venture with ST Shipping and Transportation Pte Ltd, Memorandum of agreement to sell the vessel entered into in June 2017.
(4)	This vessel is chartered in on a bareboat charter expiring in February 2020 and is recorded as a vessel under capital lease.

Key to Flags:
MI – Marshall Islands, HK – Hong Kong, PAN – Panama.

Other than our interests in the vessels and newbuildings described above, we do not own any material physical properties. We lease office space in Oslo from Seatankers Management AS, a related party company, at market rates. We also have other leased properties, which are not considered material.
Management Structure
Overall responsibility for the oversight of the management of our company and its subsidiaries rests with the board of directors, or the Board. We operate management services through our subsidiary incorporated in Bermuda, Golden Ocean Group Management (Bermuda) Ltd., which in turn subcontracts services to Golden Ocean Management AS and Golden Ocean Management Asia Pte Ltd., subsidiaries incorporated in Norway and Singapore, respectively. Our principal executive officer and principal financial officer are employed by Golden Ocean Management AS. Our principal commercial officer is employed by Golden Ocean Management Asia Pte Ltd. The Board defines the scope and terms of the services to be provided, including day-to-day operations, by the aforementioned subsidiaries, and requires that it be consulted on all matters of material importance and/or of an unusual nature and, for such matters, provides specific authorization to personnel to act on our behalf.
Technical Supervision Services
Since April 1, 2015, we receive technical supervision services from Frontline Management AS, a wholly-owned subsidiary of Frontline Ltd. Frontline Management AS also manages our newbuilding supervision and charges us for costs incurred in relation to the supervision. Technical operations and crewing of all owned vessels are outsourced to several leading ship management companies.
The Securities the Selling Shareholders May Offer

The Selling Shareholders may sell in one or more offerings pursuant to this registration statement up to 14,500,000 of our common shares that were previously issued to the Selling Shareholders in connection with the Quintana Acquisition. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.

A prospectus supplement may describe the amounts, prices, and type of transaction in which the Selling Shareholders may offer securities and may describe certain risks in addition to those set forth below associated with an investment in the securities.  Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

THE OFFERING
The following summary of the offering contains basic information about the offering and our common shares and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our common shares, please refer to the section of this prospectus entitled "Description of Capital Stock."

Maximum number of common shares offered by the Selling Shareholders	14,500,000 Common Shares
Shares Issued and Outstanding as of August 3, 2017	132,372,992 Common Shares

Use of Proceeds	All common shares sold pursuant to this prospectus will be sold by the Selling Shareholders. We will not receive any of the proceeds from such sales

NASDAQ Trading Symbol	GOGL

Tax considerations
See the section entitled "Item 10.E. Taxation" of our Annual Report on Form 20-F for the fiscal year ended December 31, 2016, filed with the Commission on April 5, 2017 and incorporated by reference herein, for a general summary of the U.S. federal income taxation of the ownership and disposition of our securities. Holders are urged to consult their respective tax advisers with respect to the application of the U.S. federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of our common shares arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

Risk Factors
An investment in our common shares involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page 6 of this prospectus, as well as other information included in or incorporated by reference into this prospectus before making an investment decision.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3.D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2016, filed with the Commission on April 5, 2017, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements, which include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words "believe," "anticipate," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect," "will" and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein are based upon various assumptions, including, without limitation, management's examination of historical operating trends, data contained in our records and data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	our future operating or financial results;
•	our continued borrowing availability under our debt agreements and compliance with the covenants contained therein;
•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;
•	our ability to successfully employ our existing and newbuilding dry bulk vessels;
•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;
•
our ability to fund future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels (including the amount and nature thereof and the timing of completion thereof, the delivery and commencement of operations dates, expected downtime and lost revenue);

•	planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;
•	risks associated with vessel construction;
•	our expectations regarding the availability of vessel acquisitions and our ability to complete acquisition transactions planned;
•	vessel breakdowns and instances of off-hire;
•	potential conflicts of interest involving members of our board of directors and senior management;
•	potential liability from pending or future litigation;
•	potential exposure or loss from investment in derivative instruments;
•	general dry bulk shipping market trends, including fluctuations in charter hire rates and vessel values;

•	changes in supply and demand in the dry bulk shipping industry, including the market for our vessels and the number of newbuildings under construction;
•	the strength of world economies;
•	stability of Europe and the Euro;
•	fluctuations in interest rates and foreign exchange rates;
•	changes in seaborne and other transportation;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	general domestic and international political conditions;
•	potential disruption of shipping routes due to accidents or political events; and
•	other factors discussed in "Item 3.D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the Commission on April 5, 2017.
In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, any prospectus supplement, and the documents incorporated by reference herein and therein, whether as a result of new information, future events or otherwise, except as required by law.

PRICE RANGE OF COMMON STOCK
Our common shares have been quoted on the NASDAQ Global Select Market since our initial public offering in February 1997. Trading in our shares commenced on the OSE on April 1, 2015 under the ticker code "VLCCF". Our common shares began trading under our new name and ticker symbol "GOGL" on the NASDAQ Global Select Market on April 1, 2015. Commencing on April 7, 2015, our shares traded on the OSE under the ticker code "GOGL."
The following table sets forth the high and low prices for each of the periods indicated for our common shares as reported by the NASDAQ Global Select Market and the OSE. You should also carefully review the high and low prices of our common shares in the tables for the months, quarters and years indicated under the heading "Item 9. The Offer and Listing" in our Annual Report on Form 20-F for the year ended December 31, 2016, which is incorporated by reference herein.
	Nasdaq		OSE
	High	Low	High	Low
Fiscal year ended December 31, 2017
Second Quarter	$9.05	$5.43	NOK77.00	NOK46.09

Month
August 2017 (through August 3, 2017)	$7.89	$7.41	NOK62.30	NOK57.25
July	$7.23	$5.82	NOK58.54	NOK49.70
June	$6.75	$5.43	NOK58.50	NOK46.09
May	$7.81	$5.63	NOK66.25	NOK48.29
April	$9.05	$7.26	NOK77.00	NOK63.25

USE OF PROCEEDS
All of the common shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from these sales.

CAPITALIZATION
The following table sets forth our capitalization as of March 31, 2017, on:
•	an actual basis;
•	an adjusted basis giving effect to:
•	Repayment of $54.0 million in debt through the cash sweep mechanism under our loan agreements;
•	Incurrence of $22.5 million in debt through a seller's credit agreement with affiliates of Hemen Holding Ltd., or Hemen, in relation to the acquisition of two vessels;
•	Incurrence of $262.7 million in new bank debt and repayment of $17.5 million of the debt in relation to the acquisition of 14 dry bulk vessels from Quintana; and
•
Increase in stockholders' equity of $117.0 million, $0.9 million in share capital and $116.1 million in additional paid-in capital, through the issuance of 17,800,000 shares, each with a par value of $0.05, whereby 14,500,000 shares were issued to Quintana and 3,300,000 shares issued to Hemen.

Other than these adjustments, there has been no material change in our capitalization from debt or equity issuances, re-capitalization or special dividends since March 31, 2017. This table should be read in conjunction with the consolidated financial statements and related notes included in our Annual Report on Form 20-F for the year ended December 31, 2016 filed with the Commission on April 5, 2017.
	Actual	As adjusted
In thousands of U.S. dollars
Debt:
Secured Long term debt, including current portion (1)	931,461	1,145,234
Unguaranteed/unsecured Obligations under capital leases, including current portion and convertible bond debt (2)	196,093	196,093

	1,127,554	1,341,327

Equity:
Share capital	5,728	6,618
Additional paid in capital	259,830	375,906
Contributed surplus	1,378,824	1,378,824
Accumulated other comprehensive income	7,648	7,648
Retained earnings (deficit)	(367,433)	(367,433)

Total equity	1,284,597	1,401,563

Total capitalization	2,412,151	2,742,890

(1)	This amount includes $5.0 million related to debt issuance costs which are presented as a direct reduction from the carrying amount of the related debt.
(2)
The $200.0 million outstanding convertible bond debt is included in the table based on the carrying amount of $179.7 million. The carrying value is based on the estimated fair value at the time of the merger with the former Golden Ocean Group Limited and the impact of the subsequent amortization of the fair value adjustment.

ENFORCEMENT OF CIVIL LIABILITIES
There is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

PLAN OF DISTRIBUTION
The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors in interest, and their respective affiliates that are direct or indirect equity investors in us, including other successors in interest selling our common shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, distribution, dividend, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of our common shares, including on any stock exchange, quotation service, market or other trading facility on which our common shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.
The Selling Shareholders may sell, transfer or otherwise dispose of our common shares offered in this prospectus through:

•	a distribution by way of a dividend or otherwise to existing shareholders of such Selling Shareholders;
•	one or more block trades in which a broker-dealer will attempt to sell the shares as agent, but may reposition and resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	broker-dealers, who may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	public or privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any combination of the foregoing; or
•	any other method permitted pursuant to applicable law.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of our common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the donee, pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The Selling Shareholders also may transfer our common shares owned by them in other circumstances, in which case the donees, transferees, pledgees, distributees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of our common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders also may sell all or a portion of our common shares in open market transactions in reliance upon Rule 144 under the Securities Act, regardless of whether the shares are offered in this prospectus, provided that they meet the criteria and conform to the requirements of that rule.
There can be no assurance that the Selling Shareholders will sell any or all of our common shares offered by this prospectus.
The aggregate proceeds to the Selling Shareholders from the sale of our common shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.  We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of our common shares may be deemed by the Commission to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may therefore be underwriting discounts and commissions under the Securities Act. A Selling Shareholder who is deemed by the Commission to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M, promulgated under the Exchange Act may apply to sales of our common shares by the Selling Shareholders in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Shareholders may indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of our common shares pursuant to this prospectus.
At the time that any particular offering of common shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of common shares being offered, the purchase price of the common shares, the public offering price of the common shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.
In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to the registration and sale of the common shares offered by this prospectus, other than any underwriting discounts and commissions and transfer taxes, if any.  We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities of any violation us of the Securities Act, the Exchange Act, and state securities laws applicable to us and relating to the registration of the shares offered by this prospectus that have not resulted from written information provided by the Selling Shareholders to us expressly for use in connection with such registration. We have agreed with the Selling Shareholders to use best efforts to keep the registration statement of which this prospectus constitutes a part effective until (a) all of our common shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (b) such common shares have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule), (c) a registration statement on Form S-8 covering such common shares is effective, (d) such commmon shares may be sold without registration pursuant to Rule 144 of the Securities Act without volume or manner-of-sale restrictions pursuant to Rule 144 or (e) such common shares are otherwise disposed of and thereafter such securities may be resold without subsequent registration under the Securities Act.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

SELLING SHAREHOLDERS
This prospectus relates to the proposed sale from time to time of up to 14,500,000 of our common shares issued to the Selling Shareholders named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholders to offer these shares for resale or transfer from time to time as set forth above in "Plan of Distribution."
The 14,500,000 common shares covered by this prospectus owned by the Selling Shareholders were previously issued to the Selling Shareholders in connection with the Quintana Acquisition. This registration statement is being filed pursuant to the Registration Rights Agreement, dated March 14, 2017, entered into between us and the Selling Shareholders in connection with the Quintana Acquisition.

The following table sets forth certain information regarding the Selling Shareholders and their beneficial ownership of our common shares. The table is based upon information provided by the Selling Shareholders and other publicly available information. The table assumes that all the shares being offered by the Selling Shareholders pursuant to this prospectus are ultimately sold in the offering. The Selling Shareholders may sell some, all or none of their shares covered by this prospectus, and as a result the actual number of shares that will be held by the Selling Shareholders upon termination of the offering may exceed the minimum number set forth in the table.

Name of Selling Shareholders	Common Shares Beneficially Owned Before Offering(1)	Percentage of Class Prior to the Offering (2)	Total Common Shares Offered Hereby	Common Shares Beneficially Owned Following the Offering(1)	Percentage of Class Following the Offering

Quintana Shipping Investors LLC(3)	14,500,000	10.9%	14,500,000	0	0%
Quintana Shipping Ltd.	1,400,000	1.1%	1,400,000	0	0%
_________________________
(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities.
(2)	Based on 132,372,992 common shares outstanding as of August 3, 2017.
(3)
Includes 13,100,000 common shares owned of record by Quintana Shipping Investors LLC and 1,400,000 common shares owned of record by Quintana Shipping Ltd., a wholly-owned subsidiary of Quintana Shipping Investors LLC. Quintana Shipping Ltd. received 1,400,000 common shares and Quintana Shipping Investors LLC received 13,100,000 common shares in consideration for the vessels sold to us in the Quintana Acquisition. We have been informed by the Selling Shareholders that, over time, such common shares are expected to be distributed to Quintana Shipping Investors LLC's equityholders and further to the equityholders of such initial distributees. As these distributions to equityholders are made, such distributees will be added to this table, each as a Selling Shareholder. Quintana Shipping Investors LLC is owned by Riverstone Quintana Shipping Holdco, LLC, QSO Holdco, LLC, QSI Holdco, LLC, Eleftherios Papatrifon and Paul Cornell. Riverstone Quintana Shipping Holdco, LLC is controlled by Riverstone/Carlyle Global Energy and Power Fund IV (Cayman), L.P. ("R/C IV (Cayman)"), an alternative investment vehicle of Riverstone/Carlyle Global Energy and Power Fund IV, L.P. ("R/C IV"). R/C IV (Cayman) is controlled by its general partner, Riverstone/Carlyle Energy Partners IV (Cayman), L.P., which is in turn controlled by its general partner, R/C GP IV Cayman LLC I, an affiliate of R/C Energy GP IV, LLC. QSI Holdco, LLC and QSO Holdco, LLC are owned by entities that are controlled by Corbin J. Robertson, including Quintana Ship Owners LLC, QSI Holdings, L.P., Quintana Capital Group II, L.P. and Quintana Capital Group GP, Ltd.

The principal business address for Quintana Shipping Ltd., Quintana Shipping Investors LLC, QSO Holdco, LLC, Quintana Ship Owners LLC, QSI Holdco, LLC, QSI Holdings, L.P., Quintana Capital Group II, L.P., Quintana Capital Group GP, Ltd., Corbin J. Robertson, Jr. and Paul Cornell is 1415 Louisiana Street, Suite 2400, Houston, TX 77002.

The principal business address for Riverstone Quintana Shipping Holdco, LLC, Riverstone/Carlyle Global Energy and Power Fund IV (Cayman), L.P., Riverstone/Carlyle Energy Partners IV (Cayman), L.P., R/C GP IV Cayman LLC I, Riverstone/Carlyle Energy Partners IV, L.P. and R/C Energy GP IV, LLC is 712 Fifth Avenue, 36th Floor, New York, NY 10019.

The principal business address of Eleftherios Papatrifon is 5 Xenias Street, 145 62 Kifissia, Greece.

DESCRIPTION OF CAPITAL STOCK
The following is a description of material terms of our Amended Memorandum of Association and Amended and Restated Bye-laws. Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Amended Memorandum of Association and Amended and Restated Bye-laws, copies of which may be obtained from us as set forth under "Where You Can Find Additional Information."
Purpose
The purposes and powers of the Company are set forth in Items 6 and 7(a) through (h) of our amended Memorandum of Association and by reference to the Second Schedule of the Companies Act. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Authorized Capital Stock
Under our amended Memorandum of Association, our authorized share capital consists of 150,000,000 shares, $0.05 per share, of which 132,372,992 shares were issued and outstanding as of the date of this prospectus. Our common shares are listed on NASDAQ under the symbol "GOGL" and on the OSE under the ticker code "GOGL".
Share History
Please see "Item 10. Additional Information—A. Share Capital" of the Company's Annual Report on Form 20-F for the year ended December 31, 2016 for more information on a history of the Company's share capital.
In March 2017, we entered into agreements to acquire 16 modern dry bulk vessels in transactions where the Company issued in the aggregate 17.8 million common shares and assumed debt of $285.2 million. Of the 16 acquired vessels, 14 were acquired from subsidiaries of Quintana and two ice class Panamax vessels were acquired from affiliates of Hemen, our largest shareholder.
Voting Rights
The holders of our common shares will be entitled to one vote per share on each matter requiring the approval of the holders of the common shares. At any annual or special general meeting of shareholders where there is a quorum, a simple majority vote will generally decide any matter, unless a different vote is required by express provision of the Amended and Restated Bye-Laws or Bermuda law.
The Companies Act and our Amended and Restated Bye-Laws do not confer any conversion or sinking fund rights attached to our common shares.
Preemptive Rights
Bermuda law does not provide a shareholder with a preemptive right to subscribe for additional issues of a company's shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and the company.
Holders of our common shares do not have any preemptive rights pursuant to the Amended and Restated Bye-Laws.
Repurchase of Shares
Subject to the Companies Act, the Memorandum of Association and the Amended and Restated Bye-Laws, our Board may from time to time repurchase any common shares for cancellation or to be held as treasury shares.
Holders of our common shares, however, do not have any right to require the Company to purchase their shares pursuant to the Amended and Restated Bye-Laws.

Redemption of Preference Shares
The Company may with the approval of the shareholders issue preference shares which are redeemable at the option of the Company or the holder, subject to the Companies Act, the Memorandum of Association and the Amended and Restated Bye-Laws.
Call on Shares
Pursuant to the Amended and Restated Bye-Laws, the Board may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares.
Reduction of Share Capital
Subject to the Companies Act, the Memorandum of Association and the Amended and Restated Bye-Laws, the shareholders may by resolution authorize the reduction of the Company's issued share capital or any capital redemption reserve fund or any share premium account in any manner.
Dividend and Other Distributions
Under the Companies Act, a company may, subject to its bye-laws and by resolution of the directors, declare and pay a dividend, or make a distribution out of contributed surplus, provided there are reasonable grounds for believing that after any such payment (a) the company will be solvent and (b) the realizable value of its assets will be greater than its liabilities.
The Amended and Restated Bye-Laws provide that the Board from time to time may declare cash dividends or distributions out of contributed surplus to be paid to the shareholders according to their rights and interests including such interim dividends as appear to be justified by the position of the Company. Our credit facilities currently restrict us from paying dividends until after September 30, 2018.
Board of Directors
The Amended and Restated Bye-Laws provide that the Board shall consist of not less than two members and shall at all times comprise a majority of directors who are not residents in the United Kingdom or Norway. Our shareholders may change the number of directors by the vote of shareholders representing a simple majority of the total number of votes which may be cast at any annual or special general meeting, or by written resolution. Each director is elected at an annual general meeting of shareholders for a term commencing upon election and each director shall serve until re-elected or their successors are appointed on the date of the next scheduled annual general meeting of shareholders. The Amended and Restated Bye-Laws do not permit cumulative voting for directors.
Subject to the Companies Act, the Amended and Restated Bye-Laws permit our directors to engage in any transaction or arrangement with us or in which we may otherwise be interested. Additionally, as long as our director declares the nature of his or her interest at the first opportunity at a meeting of the Board, he or she shall not by reason of his office be accountable to us for any benefit which he or she derives from any transaction to which the Amended and Restated Bye-Laws permit him or her to be interested.
Our directors are not required to retire because of their age and are not required to be holders of our common shares.
Removal of Directors and Vacancies on the Board
Under the Companies Act, any director may be removed, with or without cause, by a vote of the majority of shareholders if the bye-laws so provide. A company may remove a director by specifically convening a special general meeting of the shareholders. The notice of any such special general meeting must be served on the director concerned no less than fourteen (14) days before the special general meeting. The affected director is entitled to be heard at that special general meeting.
The Amended and Restated Bye-Laws provide that directors may be removed, with or without cause, by a vote of the shareholders representing a majority of the votes present and entitled to vote at a special general meeting called for that purpose. The notice of any such special general meeting must be served on the director concerned no less than 14 days before the special general meeting and he or she shall be entitled to be heard at that special general meeting.
Any director vacancy created by the removal of a director from our Board at a special general meeting may be filled by the election of another director in his place by a majority vote of the shareholders entitled to vote at the special general meeting called for the purpose of removal of that director, or in the absence of such election, by the Board. The Board may fill casual vacancies so long as quorum of directors remains in office. Each director elected to the Board to fill a vacancy shall serve until the next annual general meeting of shareholders and until a successor is duly elected and qualified or until such director's resignation or removal.

Quorum and Action by the Board of Directors
The Amended and Restated Bye-Laws provide that at any meeting of the Board (which must be held outside of the United Kingdom or Norway), the presence of the majority of the Board, unless otherwise fixed, constitutes a quorum for the transaction of business and that when a quorum is present, the acts of a majority of the directors present at any meeting shall be the acts of the Board, except as may be otherwise specified by Bermuda law or the Amended and Restated Bye-Laws. A quorum shall not be present unless a majority of directors present are neither resident in Norway nor physically located or resident in the United Kingdom.
A resolution in writing signed by all directors for the time being entitled to receive notice of a meeting of the Board shall be as valid and effectual as a resolution passed at a meeting of the Board.
A meeting of the Board or committee appointed by the Board shall be deemed to take place at the place where the largest group of participating directors or committee members has assembled or, if no such group exists, at the place where the chairman of the meeting participates. In no event shall the place where the largest group of participating directors or committee members has assembled or, if no such group exists, the place where the chairman of the meeting participates, be located in the United Kingdom. The Board or relevant committee shall use its best endeavors to ensure that any such meeting is not deemed to have been held in Norway, and the fact that one or more directors may be present at such teleconference by virtue of his being physically in Norway shall not deem such meeting to have taken place in Norway.
Duties of Directors and Officers; Limitation of Liability
Under Bermuda law, directors and officers shall discharge their duties in good faith and with that degree of diligence, care and skill which reasonably prudent people would exercise under similar circumstances in like positions. In discharging their duties, directors and officers may rely upon financial statements of the corporation represented to them to be correct by the president or the officer having charge of its books or accounts or by independent accountants.
The Companies Act provides that a company's bye-laws may include a provision for the elimination or limitation of liability of a director to the company or its shareholders for any loss arising or liability attaching to him by virtue of any rule of law in respect to any negligence, default, breach of any duty or breach of trust of which the director may be guilty of; provided that such provision shall not eliminate or limit the liability of a director for any fraud or dishonesty he may be guilty of.
The Amended and Restated Bye-Laws limit the liability of our directors and officers to the fullest extent permitted by the Companies Act.
Director Indemnification
Bermuda law permits the bye-laws of a Bermuda company to contain a provision indemnifying the company's directors and officers for any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty, save with respect to fraud or dishonesty. Bermuda law also grants companies the power generally to indemnify directors and officers of a company, except in instances of fraud and dishonesty, if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of such company or was serving in a similar capacity for another entity at such company's request.
The Amended and Restated Bye-Laws provide that each director, alternate director, officer, person or member of a board committee, if any, resident representative, and his or her heirs, executors or administrators, collectively, Indemnitees, will be indemnified and held harmless out of our assets to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, alternate director, officer, person or committee member or resident representative. The restrictions on liability, indemnities and waivers provided for in the Amended and Restated Bye-Laws do not extend to any matter that would render the same void under the Companies Act. In addition, each Indemnitee shall be indemnified out of our assets against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such Indemnitee's favor, or in which he or she is acquitted.
Under the Amended and Restated Bye-Laws, shareholders have further agreed to waive any claim or right of action they may have at any time against any Indemnitee on account of any action taken by such Indemnitee or the failure of such Indemnitee to take any action in the performance of his or her duties with or for the Company with the exception of any claims or rights of action arising out of fraud or dishonesty.

Shareholder Meetings
Under the Companies Act, an annual general meeting of the shareholders shall be held for the election of directors on any date or time as designated by or in the manner provided for in the bye-laws and held at such place within or outside Bermuda as may be designated in the bye-laws. Any other proper business may be transacted at the annual general meeting.
Under the Companies Act, any meeting that is not the annual general meeting is called a special general meeting, and may be called by the Board or by such persons as authorized by the corporation's memorandum of association or bye-laws. Under the Companies Act, holders of one-tenth of a company's issued common shares may also call special general meetings. At such special general meeting, only business that is related to the purpose set forth in the required notice may be transacted. Additionally, under Bermuda law, a company may, by resolution at a special general meeting, elect to dispense with the holding of an annual general meeting for (a) the year in which it is made and any subsequent year or years; (b) for a specified number of years; or (c) indefinitely.
Under the Companies Act, notice of any general meeting must be given not less than five (5) days before the meeting and shall state the place, date and hour of the meeting and, in the case of a special general meeting, shall also state the purpose of such meeting and the that it is being called at the direction of whoever is calling the meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a general meeting.
Annual General Meetings. The Amended and Restated Bye-Laws provide that the Board may fix the date, time and place of the annual general meeting within or without Bermuda (but never in the United Kingdom or Norway) for the election of directors and to transact any other business properly brought before the meeting.
Special General Meetings. The Amended and Restated Bye-Laws provide that special general meetings may be called by the Board and when required by the Companies Act (i.e. by holders of one-tenth of a company's issued common shares through a written request to the Board).
Notice Requirements. The Amended and Restated Bye-Laws provide that we must give not less than five (5) days notice before any annual or special general meeting.
Quorum of Shareholders
Under the Companies Act, where the bye-laws so provide, a general meeting of the shareholders of a company may be held with only one individual present if the requirement for a quorum is satisfied and, where a company has only one shareholder or only one holder of any class of shares, the shareholder present in person or by proxy constitutes a general meeting.
Under the Amended and Restated Bye-Laws, quorum at annual or special general meetings shall be constituted by two or more shareholders either present in person or represented by proxy. If we only have one shareholder, then one shareholder present in person or proxy shall constitute the necessary quorum.
Shareholder Action without a Meeting
Under the Companies Act, unless the company's bye-laws provide otherwise, any action required to or that may be taken at an annual or general meeting can be taken without a meeting if a written consent to such action is signed by the necessary majority of the shareholders entitled to vote with respect thereto.
The Amended and Restated Bye-Laws provide that, except in the case of the removal of auditors and directors, anything which may be done by resolution may, without an annual or special general meeting be done by resolution in writing, signed by a simple majority of all the shareholders or their proxies (or such greater majority required by the Companies Act).
Shareholder's Rights to Examine Books and Records
Under the Companies Act, any shareholder, during the usual hours of business, may inspect, for a purpose reasonably related to his or her interest as a shareholder, and make copies of extracts from the share register, and minutes of all general meetings.
Amendments to Memorandum of Association
Under Bermuda law, a company may, by resolution passed at an annual or special general meeting of shareholders, alter the provisions of the memorandum of association. An application for alteration can only be made by (i) holders of not less in the aggregate than 20% in par value of a company's issued share capital, (ii) by holders of not less in the aggregate that 20% of the company's debentures entitled to object to alterations to the memorandum, or (iii) in the case a company that is limited by guarantee, by not less than 20% of the shareholders.

Variation in Shareholder Rights
Under Bermuda law, if at any time a company has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, the rights attached to any class of share may be varied with (i) the consent in writing of the holders of 75% in nominal value of the issued shares of that class, or (ii) the sanction of a resolution passed at a separate general meeting of holders of the shares of the class at which a quorum consisting of at least two persons holding or representing of one-third of the issued shares of the relevant class is present.
The Amended and Restated Bye-Laws may be amended from time to time in the manner provided for in the Companies Act.
Vote on Amalgamations, Mergers, Consolidations and Sales of Assets
Under the Companies Act, any plan of merger or amalgamation must be authorized by the resolution of a company's shareholders and must be approved by a majority vote of three-fourths of those shareholders voting at such special general meeting. Also, it is required that a quorum of two or more persons holding or representing more than one-third (1/3) of the issued and outstanding common shares of the company on the Record Date are in attendance in person or by proxy at such special general meeting.
There are no provisions in our Amended and Restated Bye-Laws addressing such matters.
Appraisal and Dissenters Rights
Under Bermuda law, in the event of an amalgamation or a merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the special general meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Derivative Actions
Class actions and derivative actions are generally not available to shareholders under Bermuda law. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company, or illegal, or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it. However, generally a derivative action will not be permitted where there is an alternative action available that would provide an adequate remedy. Any property or damages recovered by derivative action go to the company, not to the plaintiff shareholders. When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company or that the company be wound up.
A statutory right of action is conferred on subscribers to shares of a Bermuda company against persons (including directors and officers) responsible for the issue of a prospectus in respect of damage suffered by reason of an untrue statement contained in the prospectus, but this confers no right of action against the Bermuda company itself. In addition, subject to any limitations that may be contained in the company's bye-laws, a shareholder may bring a derivative action on behalf of the company to enforce a right of the company (as opposed to a right of its shareholders) against its officers (including directors) for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company.
The Amended and Restated Bye-Laws contain provisions whereby each shareholder (i) agrees that the liability of our officers shall be limited, (ii) agrees to waive any claim or right of action such shareholder might have, whether individually or in the right of the Company, against any director, alternate director, officer, person or member of a committee, resident representative or any of their respective heirs, executors or administrators for any action taken by any such person, or the failure of any such person to take any action, in the performance of his or her duties, or supposed duties, to the Company or otherwise, and (iii) agrees to allow us to indemnify and hold harmless our officers and directors in respect of any liability attaching to such officer and director incurred by him or her as an officer or director of the Company. The restrictions on liability, indemnity and waiver do not extend to any liability of an officer or director for fraud or dishonesty.

Anti-takeover Provisions
Our memorandum of association and the Amended and Restated Bye-Laws contain provisions that may have anti-takeover effects, including (1) the authorization of up to 150,000,000 common shares with potential voting powers, designations, preferences and other rights as may be provided for by the Board and (2) no provision allowing for cumulative voting in the election of directors. Additionally, as required by the Companies Act, at least ten percent of the issued and outstanding shares entitled to vote are allowed to call for a special general meeting to effectuate change at the company, which may prevent a shareholder from forcing a special general meeting of shareholders and impede a change of control of the company or the removal of management.
Should a person or persons resident for tax purposes in Norway, other than the Registrar (as defined in the Amended and Restated Bye-laws), become the holder of 50% or more of the aggregate of our issued and outstanding common stock, being held or owned directly or indirectly, we will be entitled to dispose of such number of shares that would reduce the person or persons ownership of our common stock to under 50%.
Liquidation
Under Bermuda Law, in the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.
Listing
Our common shares are listed on NASDAQ under the symbol "GOGL" and on the OSE under the ticker code "GOGL."
Transfer Agent
The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$12,788.99
FINRA Fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. law.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Golden Ocean Group Limited for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers AS is a member of Den norske Revisorforening.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.goldenocean.no. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such filings made after the date of the initial registration statement and prior to effectiveness of the registration statement:
•	Report on Form 6-K, which was furnished to the Commission on May 25, 2017, which contains our unaudited financial results for the quarter ended March 31, 2017.
•
Annual Report on Form 20-F for the year ended December 31, 2016 filed with the Commission on April 5, 2017, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on February 4, 1997, including any subsequent amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports furnished after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We and the Selling Shareholders have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholders are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or us at the following address:
Golden Ocean Group Limited
Attn: Georgina Sousa
Par-la-Ville Place
14 Par-la-Ville Road,
Hamilton, Bermuda HM 08
(1) 441 295 6935
www.goldenocean.bm
Information provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of NASDAQ, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.	Indemnification of Directors and Officers

Section 98 of the Companies Act of 1981 of the Islands of Bermuda, as amended, or the Companies Act, permits the Bye-Laws of a Bermuda company to contain a provision eliminating personal liability of a director or officer to the company for any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust, of which the officer or person may be guilty.
Section 98 of the Companies Act grants companies the power generally to indemnify directors and officers of the company if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director and officer of the company or was serving in a similar capacity for another entity at the company's request.
Section 98 of the Companies Act permits a company to purchase and maintain insurance or make other financial arrangements on behalf of an officer or director for any liability asserted against him or her and liability and expenses incurred in his or her capacity as a director, officer, employee or agent arising out of his or her status as such, whether or not the company has the power to indemnify him or her against such liability and expenses.
Bye-laws number 158 through 166 of Golden Ocean Group Limited, or the Company, provide as follows:
158.
Subject to the provisions of Bye-law 166, no Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or his heirs, executors or administrators shall be liable for the acts, receipts, neglects, or defaults of any other such person or any person involved in the formation of the Company, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency of deficiency of any security in or upon which any of the monies of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortious act of any person with whom any monies, securities, or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto.

159.
Subject to the provisions of Bye-law 166, every Director, Alternate Director, Officer, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified and held harmless out of the funds of the Company to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative and the indemnity contained in this Bye-law shall extend to any person acting as such Director, Alternate Director, Officer, person or committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election.

160.
Every Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company and their respective heirs, executors or administrators shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, person or committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgment is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

161.
To the extent that any Director, Alternate Director, Officer, person or member of a committee duly authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

162.
The Board may arrange for the Company to be insured in respect of all or any part of its liability under the provision of these Bye-laws and may also purchase and maintain insurance for the benefit of any Directors, Alternate Directors, Officers, person or member of a committee authorised under Bye-law 118, employees or Resident Representatives of the Company in respect of any liability that may be incurred by them or any of them howsoever arising in connection with their respective duties or supposed duties to the Company. This Bye-law shall not be construed as limiting the powers of the Board to effect such other insurance on behalf of the Company as it may deem appropriate.

163.
Notwithstanding anything contained in the Principal Act, the Company may advance moneys to an Officer or Director for the costs, charges and expenses incurred by the Officer or Director in defending any civil or criminal proceedings against them on the condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against them.

164.
Each member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director, Alternate Director, Officer of the Company, person or member of a committee authorised under Bye-law 118, Resident Representative of the Company or any of their respective heirs, executors or administrators on account of any action taken by any such person, or the failure of any such person to take any action in the performance of his duties, or supposed duties, to the Company or otherwise in relation thereto.

165.	The restrictions on liability, indemnities and waivers provided for in Bye-laws 158 to 164 inclusive shall not extend to any matter which would render the same void pursuant to the Companies Acts.
166.
The restrictions on liability, indemnities and waivers contained in Bye-laws 158 to 164 inclusive shall be in addition to any rights which any person concerned may otherwise be entitled by contract or as a matter of applicable Bermuda law.

Item 9.	Exhibits

The exhibit index at the end of this registration statement, or the Exhibit Index, identifies the exhibits which are included in this registration statement and are incorporated herein by reference.
Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) - (d) Not applicable.
(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(f) - (g) Not applicable.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) - (l) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway on August 4, 2017.
GOLDEN OCEAN GROUP LIMITED

By:	/s/ Birgitte Ringstad Vartdal
Name:	Birgitte Ringstad Vartdal
Title:	Principal Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 4, 2017 in the capacities indicated.

/s/ John Fredriksen	Director
John Fredriksen

/s/ Ola Lorentzon	Director and Chairman of the Board
Ola Lorentzon
/s/ Hans Petter Aas	Director
Hans Petter Aas

/s/ Gert-Jan van der Akker	Director
Gert-Jan van der Akker

/s/ Kate Blankenship	Director
Kate Blankenship

/s/ Birgitte Ringstad Vartdal	Principal Executive Officer
Birgitte Ringstad Vartdal

/s/ Per Heiberg	Principal Financial and Accounting Officer
Per Heiberg

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Golden Ocean Group Limited, has signed this Registration Statement in the city of Newark, state of Delaware, on August 4, 2017.
PUGLISI & ASSOCIATES

By:	/s/ Donald Puglisi
Name:	Donald Puglisi

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement(1)

4.1	Form of Common Share Certificate(2)

5.1	Opinion of MJM Limited, Bermuda counsel to the Company

8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters

23.1	Consent of PricewaterhouseCoopers AS

23.2	Consent of MJM Limited, Bermuda Counsel to the Company (included in Exhibit 5.1)

23.3	Consent of Seward & Kissel LLP, U.S. Counsel to the Company (included in Exhibit 8.1)

24.1	Power of Attorney (contained in signature page)

(1)	To be filed as an amendment or as an exhibit to a report filed pursuant to the Exchange Act and incorporated by reference into this registration statement.

(2)	Incorporated by reference to the Company's Registration Statement on Form F-3 (File No. 333-211365), filed with the Commission on May 13, 2016.